UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/20/2015

Discovery Communications, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 20, 2015, the 2015 Annual Meeting of Stockholders of Discovery Communications, Inc. (the “Company”) was held at One Discovery Place, Silver Spring, Maryland. The following are the results of the voting on the proposals submitted to stockholders at the Annual Meeting.

1.    Stockholders elected each of the Company’s five nominees for director, two elected by the holders of shares of our Series A common stock and Series B common stock voting together as a single class, and three elected by the holders of shares of our Series A convertible preferred stock voting separately as a class, as set forth below:

Director Nominees Elected by Holders of Shares of Series A Common Stock and Series B Common Stock as Class I Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert R. Beck	104,140,180	81,602,445	11,143,906
J. David Wargo	128,744,616	56,998,009	11,143,906

Director Nominees Elected by Holders of Series A Convertible Preferred Stock

Name	Votes For	Votes Withheld	Broker Non-Votes
S. Decker Anstrom	71,107,312	0	0
Robert J. Miron	71,107,312	0	0
Steven A. Miron	71,107,312	0	0

2.    Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015, as set forth below:

Votes For	Votes Against	Abstentions
266,405,929	697,654	890,260

3.    Stockholders approved, the Discovery Communications, Inc. 2005 Non-Employee Director Incentive Plan, as amended, extending the term of the plan to May 20, 2025, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
211,546,145	45,060,346	243,446	11,143,906

4.    Stockholders did not approve, the Stockholder proposal requesting the Board of Directors to report on plans to increase diverse representation on the Board, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,957,076	195,892,235	2,000,626	11,143,906

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

10.1	2005 Non-Employee Director Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

Date: May 22, 2015	By:	/s/ Bruce Campbell
Bruce Campbell
Chief Development and Digital Officer and General Counsel

EXHIBIT INDEX

10.1	2005 Non-Employee Director Incentive Plan, as amended